EXHIBIT 10.26

SECOND AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (the “Amendment”), is entered into as of January 14, 2013, by and between SQUARE 1 BANK (the “Bank”) and HEAT BIOLOGICS, INC. and HEAT BIOLOGICS I, INC. (collectively known as the “Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of August 7, 2012 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)

Borrower acknowledges that it is in violation of Section 6.7(b) of the Agreement, for failure to achieve the Equity Milestone by the deadline set forth therein. Bank is not waiving the above described default by entering into this Amendment and Bank reserves its rights against   Borrower in connection with the above described default. Bank reserves its right to exercise   its rights and remedies against Borrower in connection with the above described default or   any other default.  Bank and Borrower hereby agree that Borrower shall not request, and Bank shall not be obligated to make, any additional Credit Extensions (other than Non- Formula Advances (as defined below)) under the Agreement.

2)

A new Section 2.1(d) is hereby added to the Agreement, as follows:

(d) Advances Under Non-Formula Revolving Line.

(i) Amount.  Subject to and upon the terms and conditions of this Agreement (1) Borrower may request Non-Formula Advances in an aggregate outstanding principal amount not to exceed the Non-Formula Revolving Line, and (2) amounts borrowed pursuant to this Section 2.1(d) may be repaid and reborrowed at any time prior to the Non-Formula Revolving Maturity Date, at which time all Non-Formula Advances under this Section 2.1(d) shall be immediately due and payable.  Borrower may prepay any Non-Formula Advances without penalty or premium.

(ii) Form of Request.  Whenever Borrower desires a Non-Formula Advance, Borrower will notify Bank by facsimile transmission, telephone or email no later than 3:30 p.m. Eastern time (2:30 p.m. Eastern time for wire transfers), on the Business Day that the Non-Formula Advance is to be made. Each such notification shall be promptly confirmed by a Loan Advance/Paydown Request Form in substantially the form of Exhibit C.  Bank is authorized to make Non-Formula Advances under this Agreement, based upon instructions received from an Authorized Officer, or without instructions if in Bank’s discretion such Non-Formula Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic or email notice given by a person whom Bank reasonably believes to be an Authorized Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages, loss, costs and

Heat Biologics, Inc. - 2ndt Amendment to LSA Execution Version

expenses suffered by Bank as a result of such reliance. Bank will credit the amount of NonFormula Advances made under this Section 2.1(d) to Borrower’s deposit account.

3)

Section 2.2 of the Agreement is hereby amended and restated, in its entirety, as follows:

2.2

Overadvances.  If the aggregate amount of the outstanding Non-Formula Advances exceeds the Non-Formula Revolving Line at any time, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

4)

A new Section 2.3(a)(iii) is hereby added to the Agreement, as follows:

(iii) Non-Formula Advances. Except as set forth in Section 2.3(b), the Non-Formula Advances shall bear interest, on the outstanding daily balance thereof, at a variable annual rate equal to the greater of: (A) 0.75% above the Prime Rate then in effect; or (B) 4.00%.

5)

Section 2.3(c) of the Agreement is hereby amended and restated, in its entirety, as follows:

(c) Payments. Interest under the Non-Formula Revolving Line shall be due and payable on the 5th calendar day of each month during the term hereof.  Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower’s deposit accounts or against the Non-Formula Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder.  Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

6)

A new Section 8.9 is hereby added to the Agreement, as follows:

8.9

Guaranty. If any guaranty of all or a portion of the Obligations (a “Guaranty”) ceases for any reason to be in full force and effect, or any guarantor fails to perform any obligation under any Guaranty or a security agreement securing any Guaranty (collectively, the “Guaranty Documents”), or any event of default occurs under any Guaranty Document or any guarantor revokes or purports to revoke a Guaranty, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any Guaranty Document or in any certificate delivered to Bank in connection with any Guaranty Document, or if any of the circumstances described in Sections 8.3 through 8.9 occur with respect to any guarantor.

7)

The following defined terms are hereby added to, or amended and restated in, Exhibit A to the Agreement, as follows:

“Credit Extension” means each Term Loan, the Term Loan B, Non-Formula Advance, or any other extension of credit, by Bank to or for the benefit of Borrower hereunder.

“Non-Formula Advance” or “Non-Formula Advances” means a cash advance or cash advances under the Non-Formula Revolving Line.

“Non-Formula Revolving Line” means a Credit Extension of up to $200,000.

Heat Biologics, Inc. - 2ndt Amendment to LSA Execution Version

“Non-Formula Revolving Maturity Date” means January 13, 2014.

8) Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed   in all respects. Except as expressly set forth herein, the execution, delivery, and performance   of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power,   or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

9) Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

10) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

11) As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)

this Amendment, duly executed by Borrower;

b)

an officer’s certificate of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

c)

a Limited Guaranty, duly executed by Brightline Ventures III, LLC (the “Guarantor”)

d)

a Pledge and Security Agreement, duly executed by Guarantor;

e)

an officer’s certificate of Guarantor with respect to incumbency and resolutions authorizing the execution and delivery of the Unconditional Guaranty and the Pledge and Security Agreement;

f)

payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, which may be debited from any of Borrower’s accounts; and

g)

such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signature Page to Follow]

Heat Biologics, Inc. - 2ndt Amendment to LSA Execution Version

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

HEAT BIOLOGICS, INC.

SQUARE 1 BANK

By:

By:

Name:

Name:

Title:

Title:

HEAT BIOLOGICS I, INC.

By:

Name: Title:

[Signature Page to Second Amendment to Loan and Security Agreement]

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Heat Biologics, Inc. - 2ndt Amendment to LSA Execution Version